                          SECOND AMENDED AND RESTATED

                                  BY-LAWS

                                    OF

                          Westfield America, Inc.
                   (formerly, Centermark Properties, Inc.)

                                ARTICLE I

                              SHAREHOLDERS

          Section 1.1. ANNUAL MEETINGS. An annual meeting of shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the second Tuesday in May (or if such day is a legal holiday, then on the next succeeding business day) at such time and place either within or without the State of Missouri as may be designated by the Board of Directors from time to time, or on such other date as may be fixed by the Board of Directors from time to time, and as set forth in the notice or waiver of notice of the meeting. Any previously scheduled annual meeting of the shareholders may be postponed by resolution of the Board of Directors upon public announcement made on or prior to the date previously scheduled for such annual meeting of shareholders.

          To be properly brought before an annual meeting, business must be
(A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or ( C ) otherwise properly brought before the meeting by a shareholder of the Corporation who was a shareholder of record at the time of giving of the notice provided for in Section 1.3, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.1. For business to be properly brought before an annual meeting by a shareholder, if such business is related to the election of directors of the Corporation, the procedures in Section 1.4 must be complied with. If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed to and received at the principal executive offices of the corporation not less than 60 days nor

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more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered not later than the 10th day after the first public notice or disclosure of the date of such annual meeting. Such shareholder's notice shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (I) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (II) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.1. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 1.1, and if he should so determine, such chairman shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

          For the purposes of this Section 1.1 and Sections 1.2 and 1.4, "public notice or disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the provisions of this Section 1.1, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these By-Laws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          Section 1.2. SPECIAL MEETINGS. Unless otherwise provided by law or in the Articles of Incorporation, special meetings of shareholders may be called only by the Chairman of


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the Board, the Vice Chairman of the Board, any President or the Board of
Directors, to be held at such date, time and place either within or without the State of Missouri as may be stated in the notice of the meeting.

          The purpose or purposes of any special meeting of the shareholders shall be set forth in the notice of meeting, and, except as otherwise required by law or by the Articles of Incorporation, no business shall be transacted at any special meeting of the shareholders other than the items of business stated in the notice of meeting. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.2, and if he should so determine, such chairman shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

          Section 1.3. NOTICE OF MEETINGS. Whenever shareholders are required or permitted to take any action at a meeting, the Secretary or any Assistant Secretary shall cause a written notice of the meeting to be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given three (3) days after it is deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

          Section 1.4. NOMINATION OF DIRECTORS (a) Only persons who are nominated in accordance with the procedures set forth in this Section 1.4 shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors of the corporation may be made at any annual meeting of stockholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who was a shareholder of record at the time of giving of the notice provided for in this Section 1.4 and who complies with the notice procedures set forth in this Section 1.4. Any such nomination by a shareholder shall be made pursuant to timely notice in writing to the Secretary of the corporation. To give timely notice for an annual meeting, a shareholder's notice shall be delivered to the Secretary of the corporation at the principal executive offices of the

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corporation not less than 60 days nor more than 90 days prior to the meeting;
PROVIDED, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered not later than the 10th day after the first public notice or disclosure (as defined in Section 1.1) of the date of such meeting. Such shareholder's notice shall be set forth in writing and shall state (A) such shareholder's name and business address and residence, (B) the name, age, business address and residence address of the persons to be nominated, (C) the principal occupation or employment of the persons to be nominated, (D) the class and number of shares of stock of the corporation which are beneficially owned by such shareholder and by each nominee, and (E) any other information relating to such shareholder or nominee that is required to be disclosed in connection with the solicitation of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, each such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected).

          (b) Nominations of persons for election to the Board of Directors of the corporation may be made at a special meeting of the shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this
Section 1.4, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.4. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

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          (c) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1.4. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws and in that event the defective nomination shall be disregarded. In addition to the provisions of this Section 1.4, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

          Section 1.5. ADJOURNMENTS. Any meeting of shareholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, provided that notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at such adjourned meeting. A determination of the shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

          Section 1.6. QUORUM. For purposes of these By-Laws the term "Common Equity Stock" shall mean the Corporation's Common Shares, par value $.01 per share, and the Corporation's Excess Shares, per value $.01 per share. At each meeting of shareholders, except where otherwise provided by law or the Articles of Incorporation or these By-Laws, the holders of a majority in interest of the outstanding shares of Common Equity Stock entitled to vote present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. In the absence of a quorum of the holders of stock entitled to vote on a matter, the holders of Common Equity Stock so present or represented may, by majority vote, adjourn the meeting of shareholders from time to time in the manner provided by Section
1.5 of these By-Laws until a quorum of such holders of stock shall be so present or represented. Shares of its own stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is

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held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

          Section 1.7. ORGANIZATION. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by any President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of the Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 1.8.  VOTING: PROXIES.   Unless otherwise provided in these
By-Laws, the Articles of Incorporation or by law, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.
A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Proxies by telegram, cablegram, or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall

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be a complete reproduction of the entire original writing or transmission.
Voting at meetings of shareholders need not be by written ballot unless the holders of a majority in interest of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. At each meeting of the shareholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election. In all other matters, unless otherwise provided by law or by the Articles of Incorporation or these By-Laws, the affirmative vote of the holders of a majority of all shares of Common Equity Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

          Section 1.9. FIXING DATE FOR DETERMINATION OF SHAREHOLDERS OF RECORD. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the recorded date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the

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action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Missouri, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 1.10. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The Secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

          Section 1.11. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Articles of Incorporation or by law, any action required by law to be

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taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all holders of each outstanding class of stock entitled to vote on such action and shall be delivered to the Corporation by delivery to (A) its registered office in the State of Missouri by hand or by certified mail or registered mail, return receipt requested, (B) its principal place of business, or (C) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by the By-law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (A) its registered office in the State of Missouri by hand or by certified or registered mail, return receipt requested, (B) its principal place of business, or (C) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

                                  ARTICLE II

                              BOARD OF DIRECTORS

          Section 2.1. POWERS; NUMBER; QUALIFICATIONS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Articles of Incorporation. The Board of Directors shall not be less than three nor more than fourteen, the exact number thereof within such limitations to be fixed from time to time by resolution adopted by a majority of the entire Board of Directors, and the exact number shall be eleven unless otherwise determined by resolution adopted by a majority of the entire Board of Directors. As used in this Section, "entire Board" means the total number of Directors which the Corporation would have if there were no vacancies as such number is fixed by resolution, the vacancy or vacancies so resulting shall be filled by a vote of the majority of the Directors then in office. No decrease in

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number of the Board of Directors shall shorten the term of any incumbent
Directors. Directors need not be shareholders.

      The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class expiring at the Annual Meeting of Shareholders in 1998, the second class expiring at the Annual Meeting of Shareholders in 1999, and the third class expiring at the Annual Meeting of Stockholders in 2000. At each Annual Meeting of Shareholders, commencing with the 1998 Annual Meeting, successors to Directors of the Class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders. Any director (other than a director elected by the holders of the Preferred Shares of the Corporation upon a failure to pay dividends) or the entire Board of Directors may be removed, for cause only, by the holders of 66 2/3 of all shares then entitled to vote at an election of directors. The provisions of this Section 2.1 shall not be amended, altered, changed or repealed unless approved by the affirmative vote of the holders of not less than seventy five percent of the total voting power of all outstanding shares of voting stock.

      Section 2.2. ELECTION; TERM OF OFFICE; RESIGNATION; VACANCIES; NEWLY CREATED DIRECTORSHIPS. (a) Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, removal or disqualification. Any director may resign at any time upon written notice to the Board of Directors or to the Chairman, any President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Should the office of any director become vacant through death, removal, resignation, disqualification or otherwise, and where newly created directorships result from any increase in the authorized number of directors, the Board of Directors shall have the right to elect or appoint, as the case may be, the replacement director or newly created directorship. Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the election of the class for which such director shall have been chosen and his or her successor is elected and qualified or until his or her earlier resignation or removal. Except as otherwise set forth in these By-Laws or the Articles of Incorporation, at each meeting of the shareholders for the election of directors, directors shall be elected by a plurality of the votes cast in such election.

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      Section 2.3. REGULAR MEETINGS. Regular meetings of the Board of
Directors may be held at such places within or without the State of Missouri and at such times, but no less frequently than quarterly, as the Board may from time to time determine, and if so determined notice thereof need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Missouri) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

      Section 2.4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held upon the request of the Chairman of the Board or any President on three (3) days written notice to each director by mail or on one days notice if delivered to him personally or communicated to him by telephone, telegram or telecopier, and at a place in Los Angeles, California or such other reasonable place as is specified in such notice; special meeting shall be called by the Chairman, any President or the Secretary in like manner and on like notice on the written consent of a majority of the Board of Directors.

      Section 2.5. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE PERMITTED. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

      Section 2.6. QUORUM; VOTE REQUIRED FOR ACTION. (a) At all meetings of the Board a majority of the total

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authorized number of directors shall constitute a quorum for the transaction of business.

      (b) The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

      (c) In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.

      Section 2.7. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by any President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The duties of the Chairmen of the Board shall include presiding over meetings of the Board and the shareholders and the Chairman shall also be entitled to vote as part of the Board.

       Section 2.8. ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

       Section 2.9. COMPENSATION OF DIRECTORS. The amount, if any, which any member of the Board of Directors or any committee thereof shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.


                                  ARTICLE III

                                  COMMITTEES

       Section 3.1. COMMITTEES. (a) The Board of Directors may, by resolution passed by a majority of the whole

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Board, designate one or more committees with each such committee to consist of such number of directors as from time to time may be fixed by the Board of Directors.

         (b) Should any vacancy occur in any committee of the Board due to the removal, resignation, death or other absence from office of a committee member, the Board of Directors shall designate a qualified person as a replacement member of such committee. Any person designated to any committee pursuant to this Section 3.1(b) shall hold office for the unexpired term of the committee member whom he replaced. The Board of Directors shall have the right, with or without cause, to remove such committee member from such committee and to designate a replacement committee member as provided above.

         (c) Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution or amending these By-Laws; and, unless the resolution, these By-Laws or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of merger or to remove or indemnify directors.

         Section 3.2.  QUORUM; VOTE REQUIRED FOR ACTION. (a) Subject to
Section 3.2(b) below, at all meetings of any committee of the Board, a majority of the total authorized membership for such committee shall constitute a quorum for the transaction of business.

         (b) When action is to be taken by vote of any committee of the Board each member of such committee shall be accorded one vote. Each and every corporate action taken by vote of any committee of the Board shall be authorized by affirmative vote of a majority of the committee members present at a duly constituted meeting at which a quorum is present and acting throughout.

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         Section 3.3.  OTHER COMMITTEE RULES. Except as provided in Section
3.2 above and unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. Each committee shall otherwise conduct its business in the same manner as the Board conducts its business pursuant to Article II of these By-Laws.

         Section 3.4. NOMINATING COMMITTEE. In addition to any other committees which the Board of Directors may designate pursuant to Section 3.1 above, the Corporation shall establish a Nominating Committee. The Nominating Committee shall be comprised of the Chairman and two Independent Directors and shall make recommendations as to the organization, size and composition of the Board and committees thereof, propose nominees for election to the Board and the committees thereof, and consider the qualifications, compensation and retirement of Directors.

                               ARTICLE IV

                                OFFICERS

         Section 4.1. OFFICERS; ELECTION. As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect one or more Presidents, a Secretary and a Treasurer, and from among its members a Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

         Section 4.2. TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to a President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corpora-tion, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

         Section 4.3. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws under the direction of the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. The Board shall set a policy as to which actions taken by officers shall be considered material and shall require board authorization.

         Section 4.4. THE PRESIDENTS. Each President shall be the chief executive officer and chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation's business and affairs under the direction of the Board of Directors and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

         If there are two Co-Presidents, the Co-Presidents shall be co-chief executive officers and co-chief operating officers of the Corporation. The Co-Presidents shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Each Co-President shall manage and administer the

Corporation's business and affairs under the direction of the Board of Directors and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer or chief operating officer of a corporation, as the case may be. Each shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. Each shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by a Co-President or the Board of Directors, other than the other Co-President. The Co-Presidents shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

              Section 4.5. THE VICE PRESIDENTS. Each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by a President. In the absence of a President, the duties of President shall be performed and his or her powers may be exercised by such Vice President as shall be designated by a President, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by a President.

              Section 4.6. THE SECRETARY. The Secretary shall have the following powers and duties:

              (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

              (b) He or she shall cause all notices to be duly given in accordance with the provisions of these by-laws and as required by law.

              (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of the Committee.

              (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

              (e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Articles of Incorporation or these by-laws.

              (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such a manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

              (g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

              (h) He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these by-laws or as may be assigned to him or her from time to time by the Board of Directors, the Chairman or a President.

              Section 4.7. THE TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

              (a) He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

              (b) He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries.

              (c) He or she shall cause the moneys of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

              (d) He or she shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

              (e) He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

              (f) He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

              (g) He or she shall perform, in general, all duties incident to the office of Treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chairman or a President.

              Section 4.8. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

          Section 4.9. SECURITY. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

                               ARTICLE V

                                 STOCK

          Section 5.1. CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or a President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 5.2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 5.3. LEGENDS. Each certificate of stock shall bear such legends as are required by the agreement or document pursuant to which such stock was issued, the Articles of Incorporation and applicable law, including, without limitation, a conspicuous notation of the restrictions on transfer of such stock so long as the Articles of Incorporation remain in effect. The Corporation shall, at the request of any shareholder holding a certificate bearing any such legend, issue a new certificate or certificates in lieu of and in exchange for such existing certificate, but free of any such legend, at such time as any such agreement or document, the Articles of Incorporation and applicable law cease to require such certificate to bear such legend.

          Section 5.4. TRANSFER OF SHARES. Upon surrender on any business day to the Corporation at its principal office or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or exchange, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto to reflect any such transfer or exchange, cancel the old certificate, and record the transaction upon its books; provided, however, that the Corporation shall (and shall cause its transfer agent to) close its books against any transfer or exchange of shares of stock at any time if and to the extent such transfer or exchange is not permitted pursuant to applicable provisions of the Articles of Incorporation, any agreement or document pursuant to which such stock was issued, any legend appearing on such certificate or applicable law.

                                   ARTICLE VI

                                  MISCELLANEOUS

          Section 6.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

          Section 6.2. SEAL. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          Section 6.3. WAIVER OF NOTICE OF MEETINGS OF SHAREHOLDERS, DIRECTORS AND COMMITTEES. Whenever notice is required to be given by law or under any provision of the Articles of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these By-Laws.

          Section 6.4. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS. (a) The Corporation shall, to the fullest extent permitted by the General and Business Corporation Law of Missouri (the "GBCL"), indemnify and advance expenses to any person who was or is a party or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of any other corporation or enterprise. Such right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives or such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise.

         (b) The Corporation may, to such extent as it deems appropriate and as may be permitted by the GBCL, indemnify any other person acting in any of the other capacities referred to in Section 351.355 of the GBCL against any such claim by reason of the fact that he is or was serving the Corporation or at the request of the Corporation in any of such capacities or arising out of his status in any such capacity.

         (c) The Corporation may, but shall not be required to, supplement the right of indemnification under paragraph (a) above by (1) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under paragraph (a) above, (2) individual or group indemnification agreements with any one or more of such persons and (3) advances for related expenses of such a person.

         Section 6.5. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, if the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by a majority of the disinterested directors.

         Section 6.6. FORM OF RECORDS. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 6.7. AMENDMENT OF BY-LAWS. These By-Laws may be amended, altered or repealed, and new By-Laws may be adopted:

         (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration, repeal or adoption is contained in the notice or waiver of notice of such meeting; or

         (b) by the affirmative vote of the holders of record of a majority of the outstanding voting stock of the Corporation at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration, repeal or adoption is contained in the notice or waiver of notice of such meeting, unless the provision of the Articles of Incorporation or these By-Laws provide for greater than majority vote.

                                AMENDMENT NO. 1 TO
                            SECOND AMENDED AND RESTATED
                                   BY-LAWS
                                      OF
                            WESTFIELD AMERICA, INC.
                     (FORMERLY, CENTERMARK PROPERTIES, INC.)



         This Amendment No. 1 to the Second Amended and Restated By-Laws of Westfield America, Inc. (the "CORPORATION"), hereby amends the Second Amended and Restated By-Laws (the "BY-LAWS") of the Corporation as follows:

         The fourth sentence of paragraph two of Section 1.1 of the By-Laws and the fourth sentence of Section 1.4(a) of the By-Laws are hereby amended and restated in their entirety to read as follows:

     "To be timely, a shareholder's written notice must be delivered to or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called on a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurred."

         The second sentence of Section 1.4(b) of the By-Laws is hereby amended and restated in its entirety to read as follows:

     "In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons
     (as the case may be) for election to such positions(s) as specified in the Corporation's notice of meeting, if the shareholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting."

         Except to the extent specifically set forth herein, the By-Laws shall remain in full force and effect, unmodified in any respect.

                               AMENDMENT NO. 2 TO
                           SECOND AMENDED AND RESTATED
                                    BY-LAWS
                                      OF
                             WESTFIELD AMERICA, INC.



     This Amendment No. 2 to the Second Amended and Restated By-Laws of Westfield America, Inc. (the "CORPORATION"), hereby amends the Second Amended and Restated By-Laws (the "BY-LAWS") of the Corporation as follows:

     The second sentence of Section 2.1 of the By-Laws is hereby amended and restated in its entirety to read as follows:

     "The Board of Directors shall not be less thant three nor more than the sum of (i) fourteen and (ii) the number of directors that the holders of preferred stock of the Corporation shall then have the right to elect, the exact number thereof within such limitations to be fixed from time to time by resolution adopted by a majority of the entire Board of Directors, and the exact number shall be ten unless otherwise determined by resolution adopted by a majority of the entire Board of Directors."

     Section 3.1(c) of the By-Laws is hereby amended and restated in its entirety to read as follows:

     "(c) Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution or amending these By-Laws; and, unless the resolution, these By-Laws or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to authorize the issuance of stock, to adopt a certificate of merger or to remove or indemnify directors."

     Except to the extent specifically set forth herein, the By-Laws shall remain in full force and effect, unmodified in any respect.

                              AMENDMENT NO. 3 TO
                          SECOND AMENDED AND RESTATED
                                    BY-LAWS
                                      OF
                            WESTFIELD AMERICA, INC.



         This Amendment No. 3 to the Second Amended and Restated By-Laws of Westfield America, Inc. (the "CORPORATION"), amends the Second Amended and Restated By-laws (the "BY-LAWS") of the Corporation, effective as of April 29, 1999, as follows:


         The second sentence of Section 2.1 of the By-Laws is amended and restated in its entirety to read as follows:

                  The Board of Directors shall not be less than three nor more than the sum of (i) fourteen and (ii) the number of directors that the holders of preferred stock of the Corporation shall then have the right to elect, the exact number thereof within such limitations to be fixed from time to time by resolution adopted by a majority of the entire Board of Directors, and the exact number shall be nine unless otherwise determined by resolution adopted by a majority of the entire Board of Directors.

                  Except to the extent specifically set forth herein, the By-Laws shall remain in full force and effect, unmodified in any respect.

                              AMENDMENT NO. 4 TO
                          SECOND AMENDED AND RESTATED
                                    BY-LAWS
                                      OF
                            WESTFIELD AMERICA, INC.



         This Amendment No. 4 to the Second Amended and Restated By-Laws of Westfield America, Inc. (the "CORPORATION"), amends the Second and Amended Restate By-Laws (the "BY-LAWS") of the Corporation, effective as of January 26, 2000, as follows:

         The second sentence of Section 1.10 of the By-Laws is amended and restated in its entirety to read as follows:

         Such list shall be kept on file at the registered office of the Corporation and shall be subject to the inspection of any shareholder at any time during usual business hours, for a period of at least ten days prior to the meeting.

         Except to the extent specifically set forth herein, the By-Laws shall remain in full force and effect, unmodified in any respect.

                               AMENDMENT NO. 5 TO
                           SECOND AMENDED AND RESTATED
                                     BY-LAWS
                           OF WESTFIELD AMERICA, INC.

     This Amendment No. 5 to the Second Amended and Restated By-Laws of Westfield America, Inc. (the "CORPORATION"), amends the Second Amended and Restated By- Laws (the "BY-LAWS") of the Corporation, effective as of March 30, 2001, as follows:


     The first sentence of Section 1.1 of the By-Laws is amended and restated in its entirety to read as follows:

     An annual meeting of shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the second Tuesday in December (or if such day is a legal holiday, then on the next succeeding business day) at such time and place either within or without the State of Missouri as may be designated by the Board of Directors from time to time, or on such other date as may be fixed by the Board of Directors from time to time, and as set forth in the notice or waiver of notice of the meeting.

     Except to the extent specifically set forth herein, the By-Laws shall remain in full force and effect, unmodified in any respect.